EXHIBIT 99.1

Anika Reports First Quarter 2026 Financial Results

Grew total company revenue 13%, driven by Commercial Channel strength and favorable OEM Channel order timing

Delivered 64% gross margin, +8 points year over year, driven by improved operational execution

Operational transformation generating early wins, delivering $4 million of adjusted EBITDA

BEDFORD, Mass., April 29, 2026 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the osteoarthritis (“OA”) pain management and regenerative solutions spaces focused on early‑intervention orthopedics, today announced financial results for the first quarter of 2026.

Total revenue for the first quarter of 2026 was $29.6 million, compared to $26.2 million in the prior-year period, representing growth of 13%. Growth was driven by strength across both channels, with OEM Channel revenue of $17.0 million, up 14%, and Commercial Channel revenue of $12.6 million, up 12% year-over-year.

Gross profit for the first quarter was $19.0 million, compared to $14.7 million in the prior-year period. Gross margin improved to 64.2%, compared to 56.1% in the first quarter of 2025, driven by operational execution, ongoing margin improvement initiatives and favorable product mix.

Total operating expenses were $24.5 million, compared to $19.0 million in the prior-year period, primarily reflecting $4.9 million of one-time severance costs. Remaining increases were largely related to investments in operations and research and development expenses to support ongoing programs.

Adjusted EBITDA for the first quarter of 2026 was $4.3 million, compared to $0.1 million in the first quarter of 2025, reflecting strong gross margin expansion and disciplined operational execution.

“Our strategic transformation and organizational realignment is yielding results and driving improved profitability and efficiencies throughout the organization,” said Steve Griffin, President and Chief Executive Officer of Anika Therapeutics. “We delivered a strong start to 2026, highlighted by double-digit revenue growth and gross margin expansion, which improved adjusted EBITDA. These results were led by strong growth in our Commercial Channel with Regenerative Solutions increasing 20% year over year, driven by 35% US procedure growth from Integrity, which generated $1.8 million in revenue during the quarter. In addition, OEM Channel performance reflected a combination of favorable order timing, lower 2025 sales volume, and solid execution by our teams to start 2026, contributing to a 14% revenue increase year over year.

Our margin performance in the first quarter demonstrates the leverage in our business model as volume scales and operational initiatives take hold, including the deployment of lean manufacturing principles that are enabling our teams to increase throughput and drive improved performance. These initiatives are designed to support our operations as we advance our portfolio through FDA review and position the company to scale production in anticipation of future growth. At the same time, we continue to make targeted investments across our regenerative pipeline and commercial business to position Anika for sustainable, profitable long-term growth.”

First Quarter 2026 Business Highlights and Current Business Updates

  International OA Pain Management grew 9% in the first quarter reaching $8.9 million, led by continued regional expansion and improved market share.
  Integrity continued to demonstrate strong momentum, with U.S. sales execution driving a 35% increase in procedures year over year and generating $1.8 million in revenue. Growth was driven by sustained surgeon adoption in the U.S., the successful launch of larger Integrity sizes that expand addressable tendon applications, and increasing international penetration.
  Hyalofast PMA engagement with FDA continues to progress and review timeline remains in line with the previously provided timeline.
  Cingal bioequivalence study enrollment remains on track in preparation for an FDA NDA submission including necessary CMC work to support HA as a drug.
  OEM channel year over year growth driven by order timing of non-orthopedic and US OA Pain Management products including continued strong Monovisc demand
  Targeted operational investments improving productivity, discipline, and scalability

First Quarter 2026 Continuing Operations Financial Summary

  Revenue $29.6 million, up 13% year over year
  Commercial Channel revenue $12.6 million, up 12%
  OEM Channel revenue $17.0 million, up 14%
  Gross margin 64.2%
  Operating expenses $24.5 million, including $4.9 million of one-time severance expenses
  GAAP loss from continuing operations $5.1 million, ($0.37) per diluted share
  Adjusted net income from continuing operations1 $3.8 million, $0.27 per diluted share
  Adjusted EBITDA1 $4.3 million
  Cash and cash equivalents $41.0 million as of March 31, 2026

1 See description of non-GAAP financial information contained in this release.

Fiscal 2026 Guidance

Anika is maintaining the previously provided 2026 guidance:

  Total Company Revenue between $114 and $122.5 million, up 1% to 9% year over year
    Commercial Channel, $53 to $58 million, representing growth of 10% to 20% year over year
    OEM Channel, $61 to $64.5 million, flat to modestly lower year over year
  Adjusted EBITDA as a percent of revenue between 5% and 10%, reflecting higher revenues and reduced expenses offset by modestly lower U.S. pricing dynamics.

Company Completes $15 Million 10b5-1 Share Repurchase
The company completed its previously announced $15 million 10b5-1 share repurchase on April 10, 2026, with an average price of $10.76 per share.

Corporate Governance Update

As disclosed in the Company’s definitive proxy statement filed on April 28, 2026, Dr. Glenn Larsen and Bill Jellison have informed the Board of their intention to step down as directors as of the 2026 Annual Meeting as part of the Company’s continued transformation, with neither resignation related to any disagreement with the Company, management, or the Board.

The Company is grateful to Dr. Larsen and Mr. Jellison for their dedication and valuable contributions to Anika.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, April 29, 2026, at 8:30 am ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 82141. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, and shareholder activism costs.

Adjusted Net Income (Loss) from Continuing Operations and Adjusted EPS from Continuing Operations
Adjusted net income (loss) is defined by the Company as GAAP net income from continuing operations, on a tax effected basis, excluding stock-based compensation. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding stock-based compensation.

A reconciliation of adjusted EBITDA to adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in the section titled “Fiscal 2026 Guidance” regarding 2026 revenue and adjusted EBITDA. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support, or to timely file domestic and international pre-market approval applications, 510(k) applications, or new drug applications, including the PMA for Hyalofast and the NDA for Cingal; (iii) that the FDA or other regulatory bodies may not approve or clear the Company’s applications, including the Hyalofast PMA because of the failure to achieve the pre-defined primary endpoints or because the FDA may determine that achievement of secondary endpoints and/or post hoc data analyses are not sufficient to support approval; (iv) that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (v) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (vi) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vii) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (viii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (ix) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (x) the Company's ability to provide an adequate and timely supply of its products to its customers; and (xi) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Executive Director, Corporate Development and Investor Relations
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended March 31,
	2026	2025	2026	2025
Revenue	$29,612	$26,168	$29,612	$26,168
Cost of Revenue	10,615	11,487	10,615	11,487
Gross Profit	18,997	14,681	18,997	14,681

Operating expenses:
Research and development	6,713	6,059	6,713	6,059
Selling, general and administrative	17,772	12,906	17,772	12,906
Total operating expenses	24,485	18,965	24,485	18,965
Loss from operations	(5,488)	(4,284)	(5,488)	(4,284)
Interest and other income (expense), net	667	415	667	415
Loss before income taxes	(4,821)	(3,869)	(4,821)	(3,869)
Provision for income taxes	235	89	235	89
Loss from continuing operations	(5,056)	(3,958)	(5,056)	(3,958)
Loss from discontinued operations, net of tax	-	(915)	-	(915)
Net loss	$(5,056)	$(4,873)	$(5,056)	$(4,873)

Net loss per share:
Basic
Continuing Operations	$(0.37)	$(0.28)	$(0.37)	$(0.28)
Discontinued Operations	$-	$(0.06)	$-	$(0.06)
	$(0.37)	$(0.34)	$(0.37)	$(0.34)

Diluted
Continuing Operations	$(0.37)	$(0.28)	$(0.37)	$(0.28)
Discontinued Operations	$-	$(0.06)	$-	$(0.06)
	$(0.37)	$(0.34)	$(0.37)	$(0.34)

Weighted average common shares outstanding:
Basic	13,531	14,297	13,531	14,297
Diluted	13,531	14,297	13,531	14,297

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$41,020	$57,481
Accounts receivable, net	25,768	23,690
Inventories, net	22,838	18,787
Prepaid expenses and other current assets	3,935	3,400
Total current assets	93,561	103,358
Property and equipment, net	39,722	40,324
Right-of-use assets	25,430	25,939
Other long-term assets	4,303	4,034
Notes receivable	5,679	5,636
Deferred tax assets	1,150	1,275
Intangible assets, net	1,650	1,650
Goodwill	7,892	8,054
Total assets	$179,387	$190,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,339	$6,041
Accrued expenses and other current liabilities	14,627	15,867
Total current liabilities	20,966	21,908
Other long-term liabilities	726	701
Lease liabilities	23,794	24,196

Stockholders’ equity:
Common stock, $0.01 par value	133	139
Additional paid-in-capital	83,347	87,498
Accumulated other comprehensive loss	(5,310)	(4,959)
Retained earnings	55,731	60,787
Total stockholders’ equity	133,901	143,465
Total liabilities and stockholders’ equity	$179,387	$190,270

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,056)	$(4,873)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,407	1,383
Amortization of acquisition related intangible assets	-	209
Non-cash operating lease cost	464	577
Stock-based compensation expense	6,641	2,863
Deferred income taxes	108	18
Provision for doubtful accounts	(24)	(346)
Provision for inventory	1,032	832
Interest income on notes receivable	(179)	(224)
Gain on sale of assets	(52)	(300)
Changes in operating assets and liabilities:
Accounts receivable	(2,180)	3,034
Inventories	(5,407)	523
Prepaid expenses, other current and long-term assets	(1,728)	(203)
Accounts payable	745	47
Operating lease liabilities	(468)	(569)
Accrued expenses, other current and long-term liabilities	(1,339)	(3,088)
Income taxes	1,190	(13)
Net cash provided by operating activities	(4,846)	(130)

Cash flows from investing activities:
Purchases of property and equipment	(1,431)	(2,824)
Proceeds from sale of Parcus	-	4,496
Note receivable	192	-
Net cash used in investing activities	(1,239)	1,672

Cash flows from financing activities:
Repurchases of common stock	(8,690)	(3,971)
Cash paid for tax withheld on vested restricted stock awards	(1,657)	(1,467)
Net cash used in financing activities	(10,347)	(5,438)

Exchange rate impact on cash	(29)	108

Increase (decrease) in cash and cash equivalents	(16,461)	(3,788)
Cash and cash equivalents at beginning of period	57,481	57,159
Cash and cash equivalents at end of period	$41,020	$53,371

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Income (Loss) from Continued Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2026	2025	2026	2025
Loss from continuing operations	$(5,056)	$(3,958)	$(5,056)	$(3,958)
Interest and other (income) expense, net	(667)	(415)	(667)	(415)
Provision for income taxes	235	89	235	89
Depreciation and amortization	1,407	1,416	1,407	1,416
Stock-based compensation	6,641	2,995	6,641	2,995
Non-recurring professional fees	169	-	169	-
Severance costs	1,587	-	1,587	-
Adjusted EBITDA	$4,316	$127	$4,316	$127

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2026	2025	2026	2025
Loss from continuing operations	$(5,056)	$(3,958)	$(5,056)	$(3,958)
Product rationalization, tax effected	-	-	-	-
Arbitration settlement, tax effected	-	-	-	-
Stock-based compensation, tax effected	6,965	3,063	6,965	3,063
Non-recurring professional fees, tax effected	177	-	177	-
Severance costs, tax effected	1,664	-	1,664	-
Adjusted net income (loss) from continuing operations	$3,750	$(895)	3,750	$(895)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Operations Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2026	2025	2026	2025
Diluted loss from continuing operations per share	$(0.37)	$(0.28)	$(0.37)	$(0.28)
Stock-based compensation, tax effected	0.51	0.22	$0.51	0.22
Non-recurring professional fees, tax effected	0.01		$0.01	-
Severance costs, tax effected	0.12	-	0.12	-
Costs of shareholder activism, tax effected	-	-	-	-
Adjusted diluted net income (loss) from continuing operations per share	$0.27	$(0.06)	$0.27	$(0.06)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended March 31,				For the Three Months Ended March 31,
	2026	2025	$ change	% change	2026	2025	$ change	% change
OEM Channel	$17,035	$14,909	$2,126	14%	$17,035	$14,909	$2,126	14%
Commercial Channel	12,577	11,259	1,318	12%	12,577	11,259	1,318	12%
	$29,612	$26,168	$3,444	13%	$29,612	$26,168	$3,444	13%